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                                                                       EXHIBIT 5

June 2, 2000

Motorola, Inc.
1303 E. Algonquin Road
Schaumburg, Illinois 60196

Gentlemen:

     I refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Motorola, Inc., a Delaware corporation ("Motorola"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the sale of 10,224,225 shares of Common Stock, $3 par value per share ("Motorola Common Stock"), of Motorola to be sold from time to time by the stockholders named in the Registration Statement. This opinion relates to the shares of Motorola Common Stock covered by the Registration Statement (the "Subject Shares").

     I am Senior Corporate Counsel in the Law Department of Motorola and as such have acted as counsel to Motorola in connection with preparation of the Registration Statement. As such counsel, it is my opinion that those Subject Shares have been validly and legally issued and are fully paid and nonassessable. In arriving at the foregoing opinion, I have examined and relied upon, and am familiar with, originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of officers of Motorola and of public officials, and other instruments as I have deemed necessary or appropriate for the purposes of the opinion set forth above.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Opinion." In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                    Very truly yours,


                                    /s/ Jeffrey A. Brown
                                    ------------------------
                                    Jeffrey A. Brown
                                    Senior Corporate Counsel